UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Attached hereto as Exhibit 10.01 is an Aircraft Sale and Purchase Agreement dated as of March 4, 2005 (the “Agreement”) by and between Guitar Center, Inc., a Delaware corporation (“Guitar Center”), and Taxi Aereo De Veracruz, S.A. de C.V., a corporation organized under the laws of Mexico (the “Seller”), regarding a Falcon 50 aircraft  (the “Aircraft”).  The Agreement calls for an all cash purchase price of $10.5 million payable upon satisfaction of certain contingencies as set forth in the Agreement.  Guitar Center has paid a $50,000 deposit, of which $21,000 is non-refundable and the remaining $29,000 shall either be applied against the purchase price or refunded to Guitar Center if the closing does not occur by March 31, 2005.  The Aircraft  is being sold on an “as is” basis at closing, subject to certain inspection rights of Guitar Center prior to closing.  Guitar Center has agreed to indemnify the Seller against all claims occurring from and after the closing that arise out of or relate to (i) the condition, ownership, leasing, subleasing, purchase, possession, disposition, use or operation of the Aircraft, either in the air or on the ground, (ii) any proprietary rights, trade secrets, or patent, copyright, trademark, or other intellectual property of Seller or of a third party that may be associated with ownership or operation of the Aircraft, or (iii) any defect in the Aircraft arising from any material or article used therein, from the design, testing, or use thereof, or from any maintenance, service, repair, overhaul, or testing of the Aircraft, regardless of when such defect shall be discovered, whether or not such Aircraft is at the time in the possession of Guitar Center, and regardless of where such Aircraft may then be located.  Seller has agreed to indemnify Guitar Center against claims which may result from or arise in any manner out of or in relation to good and marketable Aircraft title, free and clear of all liens and security interests.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 4, 2005, Larry Thomas advised us that he would not stand for reelection to our Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.01                     Aircraft Sale and Purchase Agreement dated as of March 4, 2005 by and between Guitar Center, Inc., a Delaware corporation, and Taxi Aereo De Veracruz, S.A. de C.V., a corporation organized under the laws of Mexico, regarding a Falcon 50 aircraft.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: March 10, 2005
	By:	/s/ BRUCE ROSS
Bruce Ross
Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01

Aircraft Sale and Purchase Agreement dated as of March 4, 2005 by and between Guitar Center, Inc., a Delaware corporation, and Taxi Aereo De Veracruz, S.A. de C.V., a corporation organized under the laws of Mexico, regarding a Falcon 50 aircraft.